SUBSIDIARIES OF THE REGISTRANTS                 Exhibit 21
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Name                                                State of Incorporation
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TNP
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Texas-New Mexico Power Company                              Texas

Facility Works, Inc.                                        Texas

TNP Operating Company                                       Texas





TNMP
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Texas Generating Company                                    Texas

Texas Generating Company II                                 Texas